Exhibit 10.4.3
SUBORDINATION AGREEMENT
Dated 29 June 2007
CASCAL SERVICES LIMITED
as Borrower
THE ROYAL BANK OF SCOTLAND
as the Senior Creditor
and
BIWATER CAPITAL PLC
as the Junior Creditor
Linklaters
Ref: ASLH/AVS
Linklaters LLP

CONTENTS

1.	Definitions and interpretation	1
2.	Undertakings of the Borrowers	4
3.	Undertakings of the Junior Creditor	5
4.	Representations by the junior creditor	6
5.	Turnover of Payments	7
6.	Subordination on insolvency	7
7.	Treatment of Junior Debt Recoveries	9
8.	Enforcement by Junior Creditor	10
9.	Consents	11
10.	Information	11
11.	Protection of subordination	12
12.	No rights in favour of Junior Creditor or Borrower	13
13.	Power of attorney	14
14.	Changes to the Parties	15
15.	Costs and expenses	15
16.	Rights, amendments, waivers and determinations	16
17.	Notices	16
18.	Partial invalidity	17
19.	Remedies and waivers	18
20.	Counterparts	18
21.	Perpetuity period	18
22.	Governing law	18
23.	Enforcement	18
SCHEDULE 1 Form of Accession Deed		19

THIS AGREEMENT is made on 29 June 2007 between:
(1)	CASCAL SERVICES LIMITED in its capacity as borrower under the Senior Facility Agreement (the “Borrower”);

(2)	THE ROYAL BANK OF SCOTLAND as the Senior Creditor (the “Senior Creditor”); and

(3)	BIWATER CAPITAL PLC as the junior creditor (the “Junior Creditor”, which term shall include any Proposed New Junior Creditor (as such term is defined below) which accedes to this Agreement in accordance with Clause 14 (Changes to the Parties) below).
Background
(A)	The Junior Creditor agrees that, subject to the terms and conditions of this Agreement, the Junior Debt shall be subordinated in right of payment to the Senior Debt.
(B)	The parties to this Subordination Agreement intend that it shall take effect as a deed (even though the Senior Creditor only executes it under hand).
It is agreed as follows:
1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Agreement:
“Accession Deed” means a deed substantially in the form set out in Schedule 2 (Form of Accession Deed).
“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
“Debt” means any Senior Debt or Junior Debt.
“Discharge” means, in relation to the Senior Debt, the Senior Creditor being satisfied that all Senior Debt has been fully and irrevocably paid or discharged and all commitments of the Senior Creditor in respect of the Senior Debt have expired or been cancelled.
“Finance Documents” means the Junior Finance Documents and the Senior Finance Documents.
“Group” means the Borrower, its holding companies, its Subsidiaries and the Subsidiaries of its holding companies for the time being.
“Junior Debt” means all present and future moneys, indebtedness due, owing or incurred by the Borrower to the Junior Creditor (in each case, whether alone or jointly, or jointly or severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).
“Junior Debt Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by way of payment, repayment, prepayment, distribution, redemption, purchase or defeasance, in cash or in kind or the exercise of any set-off or otherwise) from time to time by the Junior Creditor under or in connection with the Junior Debt.
“Junior Finance Documents” means all documents, agreements and instruments evidencing any Junior Debt.
“Party” means a party to this Agreement.
“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Senior Debt” means all present and future moneys, debts and liabilities due, owing or incurred by the Borrower to the Senior Creditor under or in connection with any Senior Finance Document, (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).
“Senior Facility Agreement” means the £10,110,000 Term and Letter of Credit Facility Agreement dated 21 June 2006 between, among others, the Borrower and the Senior Creditor, as amended from time to time.
“Senior Finance Documents” means the Facility Documents as defined in the Senior Facility Agreement.
“Subsidiary” means in relation to any company, corporation or other legal entity, (a “holding company”), a company, corporation or other legal entity:
(a)	which is controlled, directly or indirectly, by the holding company;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

(c)	which is a subsidiary of another Subsidiary of the holding company, and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to determine the composition of the majority of its board of directors or equivalent body.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
1.2	Construction
(a)	Unless a contrary indication appears, any reference in this Agreement to:
(i)	the “Junior Creditor” or the “Senior Creditor” shall be construed so as to include its successors in title, assigns and transferees permitted under this Agreement;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

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(iii)	a “Finance Document”, “Junior Finance Document” or “Senior Finance Document” or any other agreement or instrument, other than a reference to a document or other agreement or instrument in its original form, is a reference to that document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that document or other agreement or instrument;

(iv)	“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(v)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vii)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(viii)	“shares” or “share capital” include equivalent ownership interests (and “shareholder” and similar expressions shall be construed accordingly);

(ix)	“set-off” includes combining accounts and payment netting;

(x)	a provision of law or regulation is a reference to that provision as amended or reenacted;

(xi)	the “original form” of a document, agreement or instrument means that document, agreement or instrument as originally entered into; and

(xii)	a time of day is a reference to London time.
(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	An event of default or potential event of default, however described, is “continuing” if it has not been remedied or waived in accordance with the terms of the relevant agreement.

(d)	In determining whether any Senior Debt has been irrevocably paid or discharged, the Senior Creditor will disregard contingent liabilities (such as the risk of clawback from a

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preference claim) except to the extent that it believes there is a reasonable likelihood that those contingent liabilities will become actual liabilities.
1.3	Third party rights
A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
2.	UNDERTAKINGS OF THE BORROWERS
Until the Senior Debt is Discharged, except with the prior consent of the Senior Creditor:
2.1	No payments
The Borrower shall not make any payment, repayment or prepayment of any principal, interest or other amount, or any distribution, on or in respect of, or redeem, purchase or defease, any Junior Debt in cash or in kind.
2.2	No set-off
The Borrower shall not exercise any set-off against any Junior Debt.
2.3	No Security or guarantees
The Borrower shall not create or permit to subsist any Security over any of its assets, or give or permit to subsist any guarantee for, or in respect of, any Junior Debt.
2.4	No amendment
The Borrower shall not amend, terminate or give any waiver or consent under any provision of any Junior Finance Document which would result in:
(a)	the interests of the Senior Creditor, or the ranking and/or subordination contemplated by this Agreement, being adversely affected;

(b)	the principal amount of Junior Debt being increased above the amount specified in the original form of the Junior Finance Documents;

(c)	the rate of interest payable under any Junior Finance Document being increased;

(d)	any change to the basis on which interest or other amounts (including fees) accrue, are calculated or are payable under any Junior Finance Document or the Borrower becoming liable to make an additional payment (or increase an existing payment) under any Junior Finance Document;

(e)	any change to the amount to be repaid, any scheduled repayment date or any mandatory prepayment provision under any Junior Finance Document; or

(f)	the Borrower being subject to more onerous obligations as a whole than those contained in the original form of the Junior Finance Documents at the date of this

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     Agreement or obligations which would conflict with any provision of this Agreement, other than any amendment, waiver or consent which is minor, technical or administrative or corrects a manifest error.
2.5	No negotiable instrument
The Borrower shall not permit any Junior Debt to be evidenced by a negotiable instrument.
2.6	No conversion
The Borrower shall not convert any Junior Debt into shares in itself.
2.7	Subsidiaries
The Borrower shall ensure that none of its Subsidiaries purchases or acquires any Junior Debt.
2.8	No other action
The Borrower shall not take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired.
3.	UNDERTAKINGS OF THE JUNIOR CREDITOR
Until the Senior Debt is Discharged, except with the prior consent of the Senior Creditor:
3.1	No payments
The Junior Creditor shall not:
(a)	demand or receive any payment, repayment or prepayment of any principal, interest or other amount, or any distribution, in cash or in kind, on or in respect of;

(b)	demand or agree to any redemption, purchase or defeasance, in cash or in kind, of; or

(c)	apply any-money or property in or-towards-discharge-of,
in each case, any Junior Debt.
3.2	No set-off
The Junior Creditor shall not exercise any set-off against any Junior Debt.
3.3	No Security or guarantees
The Junior Creditor shall not permit to subsist or receive any Security or any guarantee for, or in respect of, any Junior Debt.

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3.4	No amendment
The Junior Creditor shall not amend, terminate or give any waiver or consent under any Junior Finance Document, except to the extent permitted by Clause 2.4 (No amendment).
3.5	No negotiable instrument
The Junior Creditor shall not permit any Junior Debt to be evidenced by a negotiable instrument.
3.6	No conversion
The Junior Creditor shall not convert any Junior Debt into shares of the Borrower.
3.7	No cancellation
The Junior Creditor shall not cancel any Junior Debt or any commitment to provide any Junior Debt.
3.8	No refusal
The Junior Creditor shall not refuse any request for utilisation or drawing of the Junior Debt.
3.9	No other action
The Junior Creditor shall not take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired.
4.	REPRESENTATIONS BY THE JUNIOR CREDITOR
The Junior Creditor makes the representations and warranties set out in this Clause 4 to the Senior Creditor on the date of this Agreement:
(a)	it is duly incorporated (if a corporate person) or duly established (in any other case) and validly existing under the laws of its jurisdiction of incorporation or formation;

(b)	it has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted;

(c)	the obligations expressed to be assumed by it in this Agreement and the Junior Finance Documents to which it is a party are, subject to any general principles of law limiting its obligations which are specifically referred to in any opinion delivered pursuant to Clause 4 (Conditions of Utilisation) of the Senior Facility Agreement, legal, valid, binding and enforceable;

(d)	the entry into and performance by it of, and the transactions contemplated by, this Agreement and the Junior Finance Documents to which it is a party do not and will not conflict with any law or regulation applicable to it or its constitutional documents or any agreement or instrument binding on it or any of its assets;

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(e)	it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement and the Junior Finance Documents to which it is a party and the transactions contemplated by this Agreement and the Junior Finance Documents to which it is a party;

(f)	all Authorisations required or desirable for the performance by it of this Agreement and the Junior Finance Documents to which it is a party and the transactions contemplated by this Agreement and the Junior Finance Documents to which it is a party and to make this Agreement and the Junior Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation have been obtained or effected and are in full force and effect;

(g)	the documents to which it is a party as described in this Agreement contain all the terms and conditions of the Junior Debt; and

(h)	it is the sole beneficial owner of the Junior Debt owed to it.
5.	TURNOVER OF PAYMENTS
5.1	Turnover and trust
Until the Senior Debt is Discharged, if the Junior Creditor receives any Junior Debt Recoveries, that Junior Creditor shall:
(a)	promptly notify the Senior Creditor of the receipt or recovery;

(b)	hold any Junior Debt Recoveries up to the aggregate of all amounts which may be or become payable as Senior Debt, received by it on trust for the Senior Creditor; and

(c)	on demand by the Senior Creditor pay an amount equal to any Junior Debt Recoveries received by it (or, where the receipt or recovery is by way of discharge by set-off, an equivalent amount) up to the aggregate of all amounts which may be or become payable as Senior Debt, to the Senior Creditor for application in or towards the Senior Debt in accordance with the Senior Finance Documents.
5.2	Non-creation of charge
Nothing in this Clause 5 is intended to or shall create a charge or other Security.
6.	SUBORDINATION ON INSOLVENCY
6.1	Subordination events
Until the Senior Debt is Discharged, if:
(a)	any order is made or resolution passed for the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or

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reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower; or
(b)	the Borrower enters into any composition, assignment or arrangement with its creditors generally; or

(c)	any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer is appointed in respect of the Borrower or any of its assets: or

(d)	any Security over any assets of the Borrower is enforced; or

(e)	any analogous event occurs in any jurisdiction,
this Clause 6 shall apply.
6.2	Filing of claims
(a)	In any of the circumstances mentioned in Clause 6.1 (Subordination events), until the Senior Debt is Discharged, the Senior Creditor may, and is hereby irrevocably authorised on behalf of the Junior Creditor to:
(i)	demand, claim, enforce and prove for the Junior Debt;

(ii)	file claims and proofs, give receipts and take any proceedings in respect of filing such claims or proofs and do anything which the Senior Creditor considers necessary or desirable to recover the Junior Debt; and

(iii)	receive all distributions of the Junior Debt for application in or towards the Senior Debt.
(b)	If and to the extent that the Senior Creditor is not entitled, or elects not, to take any of the action mentioned in paragraph (a) above, the Junior Creditor will do so promptly on request by the Senior Creditor.
6.3	Distributions
(a)	In any of the circumstances mentioned in Clause 6.1 (Subordination events), until the Senior Debt is Discharged, the Junior Creditor will:
(i)	hold all Junior Debt Recoveries up to the aggregate of all amounts which may he or become payable as Senior Debt, in cash or in kind received by it in respect of the Junior Debt on trust for the Senior Creditor;

(ii)	on demand by the Senior Creditor, pay an amount equal to any Junior Debt Recoveries received by it (or, where the receipt or recovery is by way of discharge by set-off, an equivalent amount), up to the aggregate of all amounts which may be or become payable as Senior Debt, to the Senior Creditor for application in or towards the Senior Debt in accordance with the Senior Finance Documents;

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(iii)	promptly direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Borrower or their proceeds to pay distributions in respect of the Junior Debt directly to the Senior Creditor; and

(iv)	promptly use its reasonable efforts to undertake any action requested by the Senior Creditor to give effect to this Clause 6.3.
(b)	Nothing in this Clause 6 is intended to or shall create a charge or other Security.
6.4	Voting
(a)	In any of the circumstances mentioned in Clause 6.1 (Subordination events), until the Senior Debt is Discharged:
(i)	the Senior Creditor may, and is hereby irrevocably authorised on behalf of the Junior Creditor to, exercise all powers of convening meetings, voting and representation in respect of the Junior Debt; and

(ii)	the Junior Creditor shall promptly execute and/or deliver to the Senior Creditor such forms of proxy and representation as it may require to facilitate any such action.
(b)	If and to the extent that the Senior Creditor is not entitled, or elects not, to exercise a power under paragraph (a) above, the Junior Creditor will:
(i)	exercise that power as the Senior Creditor directs; and

(ii)	not exercise that power so as to impair the ranking and/or subordination contemplated by this Agreement.
(c)	Nothing in this Clause 6.4 entitles the Senior Creditor to exercise or require any Junior Creditor to exercise a power of voting or representation to waive, reduce, discharge, extend the due date for repayment of or reschedule any Junior Debt.
7.	TREATMENT OF JUNIOR DEBT RECOVERIES
7.1	Realisation
If the Senior Creditor receives any Junior Debt Recoveries otherwise than in cash from the Junior Creditor or any other source, it may deal with and/or apply such Junior Debt Recoveries as it sees fit and in accordance with the Senior Finance Documents. The Senior Debt shall not be reduced by such Junior Debt Recoveries until and except to the extent that any net realisation proceeds are applied towards the balance of the Senior Debt.
7.2	Transfer of distributions
The Junior Creditor shall, at its own expense, do all such things as the Senior Creditor may require as being necessary or desirable to transfer to the Senior Creditor any Junior Debt Recoveries (or where the receipt of recovery is by way of set-off, an equivalent amount)

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which must be turned over to the Senior Creditor or held on trust for the Senior Creditor in accordance with any provision of this Agreement, including endorsements and execution of formal transfers, and will pay all costs and expenses (including Taxes and legal fees) incurred by that Junior Creditor and the Senior Creditor in connection with such transfer.
8.	ENFORCEMENT BY JUNIOR CREDITOR
Until the Senior Debt is Discharged, except with the prior written consent of the Senior Creditor, the Junior Creditor will not, in relation to any Junior Debt, take any action of any kind to:
8.1	No acceleration
Demand payment, declare prematurely due or payable or otherwise seek to accelerate payment of or place on demand all or any Junior Debt.

8.2	No attachment

Enforce any Junior Debt by way of attachment, set-off, execution or otherwise.

8.3	No recovery

Recover all or any of the Junior Debt (including by exercising any set-off, save as required by law).

8.4	No enforcement

Exercise or enforce any right against the Borrower or any other right under any other document, agreement or instrument in relation to (or given in support of) all or any of the Junior Debt.

8.5	No Insolvency Proceedings

Save as permitted by Clause 6.2 (Filing of claims), petition for (or take any other steps which may lead to):
(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Group;

(b)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer n respect of the Group or any of its assets; or

(d)	enforcement of any Security over any assets of the Group,
or any analogous procedure or step in any jurisdiction.

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8.6	No legal proceedings

Start any legal proceedings against the Borrower.

9.	CONSENTS

9.1	No objection

No Junior Creditor shall have any remedy against the Borrower or the Senior Creditor by reason of:
(a)	the entry by any of them into any Senior Finance Document, or any other agreement between the Senior Creditor and the Borrower;

(b)	any waiver or consent; or

(c)	any requirement or condition imposed by or on behalf of the Senior Creditor on the Borrower under any Senior Finance Document, or such other agreement, which breaches or causes an event of default or potential event of default (however described) under any Junior Finance Document. The Junior Creditor may not object to any such matter by reason of any provision of any Junior Finance Document.
9.2	Waivers

Any waiver or consent by or on behalf of the Senior Creditor under any Senior Finance Document (including any waiver of any breach or default or condition precedent, and any consent to any extension of availability of the Senior Debt) will be deemed also to have been given by the Junior Creditor (on the same terms and conditions, with appropriate changes) if any transaction or circumstance would, in the absence of that waiver or consent by the Junior Creditor, violate or contravene any Junior Finance Document or constitute an event of default or potential event of default (however described) under any Junior Finance Document or lead to unavailability of any Junior Debt.

10.	INFORMATION

10.1	Defaults

The Junior Creditor shall, promptly upon becoming aware, notify the Senior Creditor of the occurrence of any event of default or potential event of default (however described) under or breach of any Junior Finance Document to which it is party.

10.2	Junior Debt
(a)	The Junior Creditor shall, on written request by the Senior Creditor from time to time, notify the Senior Creditor in writing of details of the amount of outstanding Junior Debt owed to it.

(b)	The Junior Creditor shall give the Senior Creditor copies of all Junior Finance Documents to which it is party as soon as entered into.

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11.	PROTECTION OF SUBORDINATION

11.1	Continuing subordination

The subordination provisions in this Agreement shall remain in full force and effect by way of continuing subordination and extend to the ultimate balance of the Senior Debt, regardless of any intermediate payment or discharge of the Senior Debt in whole or in part.

11.2	Waiver of defences

The subordination in this Agreement and the obligations of the Junior Creditor will not be affected by an act, omission, matter or thing which, but for this Clause 11, would reduce, release or prejudice the subordination or any of its obligations in whole or in part, (without limitation and whether or not known to the Junior Creditor or the Borrower or any other person) including:
(a)	any time, waiver or consent granted to, or composition with, the Borrower or other person;

(b)	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of the Borrower or any other person;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.
11.3	Immediate recourse

The Junior Creditor waives any right it may have of first requiring the Senior Creditor (or any trustee or agent on its behalf) to proceed against or enforce any other right or Security or claim payment from any person before claiming the benefit of this Agreement. This waiver applies irrespective of any law or any provision of a Junior Finance Document to the contrary.

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11.4	Appropriations

Until the Senior Debt is Discharged, the Senior Creditor (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any Junior Debt Recoveries or other moneys, Security or rights held or received by the Senior Creditor (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Junior Creditor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any Junior Debt Recoveries or other moneys received from the Junior Creditor or on account of the Junior Creditor’s liability under this Agreement.

11.5	Deferral of Junior Creditor’s rights

Until the Senior Debt is Discharged and unless the Senior Creditor otherwise directs, the Junior Creditor will not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement or the Finance Documents:
(a)	to be indemnified by the Borrower;

(b)	to claim any contribution from any guarantor of the Borrower’s obligations under the Senior Finance Documents; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Senior Creditor under the Senior Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Senior Finance Documents by the Senior Creditor.
11.6	Discharge

The Borrower hereby irrevocably waives any right to appropriate any payments to, or other sum received, recovered or held by, the Senior Creditor in or towards discharge of a particular part of the Senior Debt and agrees that the Senior Creditor shall have the exclusive right to appropriate any such payment or other sum in accordance with this Agreement.

12.	NO RIGHTS IN FAVOUR OF JUNIOR CREDITOR OR BORROWER

12.1	Preservation of Junior Debt

(a)	Notwithstanding any term of this Agreement postponing, subordinating or preventing the payment of all or any part of the Junior Debt, the relevant Junior Debt shall, as between the Borrower and the Junior Creditor, be deemed to remain owing or due and payable (and interest, default interest or indemnity payments shall continue to accrue) in accordance with the Junior Finance Documents.

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(b)	If the Junior Creditor is obliged to pay any Junior Debt Recoveries to the Senior Creditor in accordance with Clause 5 (Turnover of Payments) or Clause 6 (Subordination on insolvency), as between the Junior Creditor and the Borrower, and subject to Clause 11.5 (Deferral of Junior Creditor’s rights):
(i)	the Borrower shall indemnify the Junior Creditor (to the extent of its liability for the relevant amount so paid) for any costs, liabilities and expenses incurred by it as a result of it having to make that payment; and

(ii)	the Junior Debt will be deemed not to have been reduced or discharged in any way or to any extent by the relevant payment, distribution, proceeds or other discharge.
12.2	No rights

Neither the Borrower nor the Junior Creditor shall have any rights under this Agreement. None of the undertakings in this Agreement by the Senior Creditor are given to or for the benefit of the Borrower or the Junior Creditor.

12.3	No liability

The Senior Creditor will not be liable to the Junior Creditor for:
(a)	the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Agreement; or

(b)	any failure to collect or preserve any Junior Debt or delay in doing so.
13.	POWER OF ATTORNEY

13.1	Appointment

The Junior Creditor by way of security irrevocably appoints the Senior Creditor as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time until the Senior Debt is Discharged and in such manner as the attorney thinks fit to do anything which it:
(a)	has authorized the Senior Creditor to do under this Agreement; or

(b)	is obliged to do but has not done under this Agreement within 10 Business Days after receiving notice from the Senior Creditor requiring it to do so.
13.2	Ratification

The Junior Creditor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in this Clause 13.

13.3	Delegation

The Senior Creditor may delegate the power of attorney in Clause 13.1 (Appointment).

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14.	CHANGES TO THE PARTIES

14.1	Borrower

The Borrower may not assign or transfer any or all of its rights (if any) or obligations under this Agreement.

14.2	Assignments and transfers by Junior Creditor

The Junior Creditor shall at not any time before the Senior Debt is Discharged assign any of its rights or transfer any of its rights or obligations under, or declare or create any trust of any of its rights, title, interest or benefits under, this Agreement or any Junior Finance Document (including any Junior Debt Recoveries owing to it).

14.3	New junior creditors

(a)	Notwithstanding any provision herein to the contrary, the Borrower shall not incur any further indebtedness to any other person (a “Proposed New Junior Creditor’) unless, and the Junior Creditor and the Borrower shall procure that:
(i)	The Proposed New Junior Creditor accedes to this Agreement and assumes the same rights and obligations as the Junior Creditor hereunder; and

(ii)	that person delivers to the Senior Creditor a duly completed and signed Accession Deed.
(b)	Each Party irrevocably authorises the Senior Creditor to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that person.

14.4	Notification by Senior Creditor

The Senior Creditor shall notify the Parties promptly of the receipt and execution by it on their behalf of any Accession Deed.

14.5	Memorandum on documents

The Junior Creditor will ensure that a memorandum of this Agreement will be endorsed on each Junior Finance Document to which it is party.

15.	COSTS AND EXPENSES

15.1	Transaction expenses

The Borrower shall promptly on demand pay the Senior Creditor the amount of all costs and expenses (including legal fees) reasonably incurred by the Senior Creditor in connection with the negotiation, preparation, printing and execution of:
(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any amendment of, supplement to or waiver, consent or release in relation to, this Agreement.

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15.2	Enforcement costs

The Borrower and the Junior Creditor shall, within three Business Days of demand, pay to the Senior Creditor the amount of all costs and expenses (including Taxes and legal fees) incurred by the Senior Creditor in connection with the enforcement, or the preservation, of any rights against the Borrower or Junior Creditor under this Agreement.

15.3	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify the Senior Creditor against any cost, loss or liability the Senior Creditor incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

15.4	Set-off

The Senior Creditor may set off any matured obligation due from the Junior Creditor under this Agreement (to the extent beneficially owned by the Senior Creditor) against any matured obligation owed by the Senior Creditor to the Junior Creditor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Senior Creditor may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

16.	RIGHTS, AMENDMENTS, WAIVERS AND DETERMINATIONS

16.1	Amendments and waivers

Any term of this Agreement may be amended or waived only if with the written consent of the Junior Creditor, the Senior Creditor and the Borrower.

16.2	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Agreement or any Finance Document, the entries made in the accounts maintained by the Senior Creditor and Junior Creditor are prima facie evidence of the matters to which they relate.

16.3	Certificates and Determinations

Any certification or determination by the Senior Creditor of a rate or amount under the Senior Finance Documents for the purposes of this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

17.	NOTICES

17.1	Communications in writing

Any communication or document to be made or delivered under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made or delivered by fax or letter.

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17.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:
(a)	in the case of the Borrower and the Senior Creditor, that identified in accordance with the terms of the Senior Facility Agreement; and

(b)	in the case of the Junior Creditor, that notified in writing to the Senior Creditor on or prior to the date hereof, or any substitute address, fax number or department or officer as the Parties may notify to each other by not less than five Business Days’ notice.
17.3	Delivery

Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:
(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or [five] Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 17.2 (Addresses), if addressed to that department or officer.
17.4	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:
(i)	in English; or

(ii)	if not in English, and if so required by the Senior Creditor, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
18.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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19.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Senior Creditor or Junior Creditor any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

20.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

21.	PERPETUITY PERIOD

The perpetuity period for the trusts created by this Agreement shall be 80 years from the date of this Agreement.

22.	GOVERNING LAW

This Agreement is governed by English law.

23.	ENFORCEMENT

23.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 23.1 is for the benefit of only the Senior Creditor until the Senior Debt is Discharged. As a result, the Senior Creditor, until the Senior Debt is Discharged, shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Senior Creditor, until the Senior Debt is Discharged, may take concurrent proceedings in any number of jurisdictions.

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SCHEDULE 1
Form of Accession Deed

To:	[ ] as Senior Creditor

From:	[Proposed New Junior Creditor]

Dated:
Dear Sirs
Cascal Services Limited — Subordination Agreement
dated [•] June 2007 (the “Agreement”)
1.	We refer to the Agreement. This is an Accession Deed. Terms defined in the Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.	[Proposed New Junior Creditor] agrees to be bound by the terms of the Agreement.

3.	[Proposed New Junior Creditor] is a company duly incorporated under the law of [name of relevant jurisdiction].

4.	[Proposed New Junior Creditor’s] notice and administrative details are as follows:

Address:

Fax No:

Attention:

5.	This Accession Deed is governed by English law.
This Accession Deed has been delivered as a deed on the date stated at the beginning of this Accession Deed.
By: [Proposed New Junior Creditor
This Accession Deed is accepted by the Senior Creditor.
The Royal Bank of Scotland Plc

By:	Date:

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The Borrower

SIGNED as a DEED by CASCAL SERVICES LIMITED acting by	Signature of Director

David George Sayers a Director and the Secretary	/s/ David George Sayers

Signature of Secretary

/s/ David George Sayers

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The Junior Creditor

SIGNED as a DEED by BIWATER CAPITAL PLC acting by	Signature of Director

Steven John Hollinshead a Director and David George Sayers the Secretary	/s/ John Hollinshead

Signature of Secretary

/s/ David George Sayers

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The Senior Creditor

SIGNED by for and on behalf of THE ROYAL BANK OF SCOTLAND PLC in the presence of:	Signature of authorized signaturoy

/s/ signed

Address:

Fax No:

Attention:

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